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                       Securities and Exchange Commission
                              Washington, DC 20549





                                    FORM 8-K

                                 Current Report





     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934





      Date of Report (Date of earliest event reported) - November 1, 1996




                         Minnesota Power & Light Company

                             A Minnesota Corporation
                           Commission File No. 1-3548
                   IRS Employer Identification No. 41-0418150
                             30 West Superior Street
                             Duluth, Minnesota 55802
                           Telephone - (218) 722-2641

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Item 5.    Other Events.

A.   Southern States Utilities Receives Final Rate Order
     On November 1, 1996 the Florida Public Service Commission (FPSC) issued its final order in the Southern States Utilities, Inc. (SSU) rate case. The order officially established water and wastewater rates for all customers of SSU regulated by the FPSC. The new rates, which became effective for services rendered on and after September 20, 1996, will result in an annualized increase of approximately $11.1 million in revenue. This increase includes, and is not in addition to, the $7.9 million increase in annualized revenue granted as interim rates effective for services rendered on and after January 23, 1996. SSU requested an $18.1 million rate increase in June 1995.
     On November 1, 1996 SSU filed with the First District Court of Appeals an appeal of the FPSC order seeking judicial review of key issues relating to the amount of investment in utility facilities recoverable in rates from current customers.
     Florida law provides that the new rates be implemented while the order is under appeal. SSU is a wholly owned subsidiary of Minnesota Power & Light Company (Minnesota Power).

B.   ADESA Adds Two New Auto Auction Locations
     On November 1, 1996 ADESA Corporation (ADESA), the nation's third largest provider of wholesale vehicle remarketing services and a wholly owned subsidiary of Minnesota Power, announced the acquisition of Gulf States Auto Auction in Dallas, Texas. This auction facility is located in the Dallas suburb of Mesquite and will be known as ADESA Dallas. It is situated on a 31 acre site, and is equipped with six lanes and full service reconditioning facilities. The auction has been in operation since 1990 and, in three of the last four years, it has ranked as the top volume program car auction for Toyota Motor Sales, USA.
     On November 6, 1996 ADESA acquired substantially all the assets of Interstate Auto Auctions, Inc. in Mercer, Pennsylvania. The new ADESA subsidiary will be known as ADESA Pittsburgh. This auction, which has conducted business for over 25 years, operates on 54 acres, features seven auction lanes, and is equipped with full service reconditioning facilities.
     Both acquisitions are consistent with ADESA's strategic plan to accelerate the growth and profitability of ADESA and improve operating efficiencies. ADESA now owns and operates 25 automobile auctions in the United States and Canada through which used cars and other vehicles are sold to franchised automobile dealers and licensed used car dealers.

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                                   Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                            Minnesota Power & Light Company
                                          -----------------------------------
                                                     (Registrant)





November 7, 1996                                      D. G. Gartzke
                                          -----------------------------------
                                                      D. G. Gartzke
                                             Senior Vice President - Finance
                                               and Chief Financial Officer


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